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                                                                 EXHIBIT 10.45.1

                                FIRST AMENDMENT
                                      TO
                             EMPLOYMENT AGREEMENT


      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment") is made and entered into as of the 28/th/ day of December, 1999, by and between RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation (hereinafter "RightCHOICE") and JOHN A. O'ROURKE (hereinafter "O'ROURKE").

      WHEREAS, RightCHOICE and O'ROURKE are parties to that certain Employment Contract dated February 27, 1997 (the "Employment Agreement"); and

      WHEREAS, the parties desire to amend certain provisions of the Employment Agreement, effective as of December 6, 1999;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Employment Agreement, effective as of December 6, 1999, as follows:

                                      I.

      The second paragraph of Section 5.3.A is hereby deleted in its entirety and the following is substituted in lieu thereof:

           "In the event that O'ROURKE becomes entitled to Severance Benefits, subject to Sections 5.3(B), 5.3(C), 5.3(D) and 5.3(H)(ii) hereof, RightCHOICE will: (i) pay to O'ROURKE an amount equal to three (3) times O'ROURKE's annual base salary in effect immediately prior to such Involuntary Termination or termination for Good Reason, payable in thirty-six (36) substantially equal monthly installments commencing as soon as practicable following the Date of Termination; (ii) pay to O'ROURKE for thirty-six (36) months starting on the Date of Termination an amount equal to the portion of the monthly premiums (to the extent such premiums are due) for O'ROURKE's health, dental, vision, and life insurance that is equivalent to the portion of the monthly premium for such coverage that RightCHOICE pays on behalf of senior executives employed by RightCHOICE during such thirty-six month period; and (iii) pay for outplacement
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     services for O'ROURKE of the type customarily provided by RightCHOICE to senior executives at the time of such Involuntary Termination or termination for Good Reason."

                                      II.

     The following new Section 8.8 is hereby added after Section 8.7 of the Employment Agreement:

     "8.8.  Legal Expenses.
            --------------

            RightCHOICE shall reimburse O'ROURKE for all reasonable legal and other fees and expenses incurred to secure, preserve or establish entitlement to benefits under this Employment Agreement. RightCHOICE shall reimburse O'ROURKE for such fees and expenses on a monthly basis within ten
     (10) days after O'ROURKE's request for reimbursement accompanied by evidence that the fees and expenses were incurred. RightCHOICE's reimbursement shall include a tax gross-up payment in respect of the federal, state and local taxes incurred by O'ROURKE with respect to the reimbursement of fees and expenses received under this Section 8.8."

     IN WITNESS WHEREOF, the parties have executed this First Amendment this 28/th/ day of December, 1999.

                              RIGHTCHOICE MANAGED CARE, INC.



                              By:  /s/ Norman J. Tice
                                 -----------------------------
                                   Norman J. Tice, Director


                              O'ROURKE

                              /s/ John A. O'Rourke
                              --------------------------------
                                  John A. O'Rourke

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